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                                                                  EXHIBIT 99.11

         The undersigned each hereby certifies and agrees that the above
Schedule 13D/A concerning securities issued flightserve.com is being filed on behalf of each of the undersigned.


/s/Arthur B. Weiss                                   July 22, 1999
Arthur G. Weiss                                      Date


/s/Arthur G. Weiss, Attorney in Fact                 July 22, 1999
Caroline Weiss Kyriopoulos                           Date


/s/Arthur G. Weiss, Attorney in Fact                 July 22, 1999
Charles G. Weiss                                     Date